UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 24, 2005

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31337 (Commission File Number)	22-1760285 (IRS Identification Number)

150 Clove Road, Little Falls, New Jersey (Address of principal executive offices)	07424 (Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities  Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                Item 1.01               Entry into a Material Definitive Agreement

                On March 24, 2005, the Board of Directors of the Company voted to amend the Company’s 1998 Directors’ Stock Option Plan to reduce the number of stock options issuable to directors under the Plan.  Prior to the amendment, after giving effect to the Company’s three-for-two stock split effected in January 2005, the Plan provided for the automatic grant to each of the Company’s directors of options to purchase 2,250 shares of common stock on the last business day of the Company’s fiscal year.  Each director (other than Messrs. James P. Reilly and Charles M. Diker) was also entitled to an option to purchase 1,125 shares of common stock on the last business day of each fiscal quarter provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter.  In addition, an option to purchase 22,500 shares of common stock was granted to each person appointed or elected for the first time to be a director of the Company.

                Under the amendment, each of the grants described above will be reduced by one-third.  As a result, the grants of 2,250 shares and 1,125 shares referred to above will be reduced to 1,500 shares and 750 shares, respectively.  In addition, the one-time grant of options to purchase 22,500 shares referred to above will be reduced to 15,000 shares.

                The Board of Directors also voted to increase the cash compensation payable to members of the Board and its committees as follows, effective as of February 1, 2005:

ANNUAL RETAINER:

All directors (other than James P. Reilly and Charles M. Diker):  $20,000

Presiding Director:   $5,000

Chairman of the Audit Committee:   $15,000

Chairman of the Compensation Committee:   $6,000

Chairman of the Nominating and Governance Committee:    $3,000

MEETING FEES:

Board Meetings:

$1,000 per meeting attended - payable to each director (other than James P. Reilly and Charles M. Diker) in attendance at the meeting.  The fee is increased to $2,000 if the meeting is more than half a day.

Committee Meetings:

$1,000 per meeting attended for members of the Audit Committee

$750 per meeting attended for members of the Compensation Committee and Stock Option Committee

$750 per meeting attended for members of the Nominating and Governance Committee

Item 9.01                                         Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           The following exhibits are filed herewith:

(1)  1998 Directors’ Stock Option Plan

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

By:	/s/ James P. Reilly
James P. Reilly,
President and Chief Executive
Officer

Date:       March 30, 2005